Exhibit 99.2

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Acquires Remaining 40% Stake of Its Argentinean Joint Venture

For Immediate Release

Friday, October 30, 2009

[Charlotte, NC] — Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) (PGI) announced today it has completed a transaction to purchase the 40 percent minority stake in Dominion Nonwovens Sudamericana, S.A. (PGI Argentina) from its partner, Guillermo E. Kraves. Terms of the transaction were not disclosed.

Located near Buenos Aires, Argentina, PGI Argentina has been operating as a joint venture since 1997. The company began operations with the installation of a multi-beam spunmelt line serving the hygiene and industrial markets of the Mercosur region and added an extrusion line in 2003 to increase the company’s fully integrated production capabilities. Most recently, PGI installed a new wide-width, multi-beam line featuring the latest spunbond technology with capacity in excess of 15,000 metric tonnes per year. PGI purchased a majority share of the business in 1999 and has been focused on growing the business in the Mercosur as part of its overall hygiene leadership strategy in Latin America.

“This investment is a signal of our confidence in the future of our operations in Latin America and the strategic significance of the operations in Argentina,” said PGI’s chief executive officer, Veronica (Ronee) Hagen. “We have successfully positioned ourselves with supply in each of the major trade regions of Latin America and bringing the Argentina joint venture fully into the PGI ownership structure gives us the ability to fully capitalize on future growth opportunities.”

Roland Dominguez, vice president and general manager for PGI’s Latin American operations, said, “The people who make up the business of PGI Argentina have worked hard to ensure the business is positioned for success and capable of world-class operations. The investment PGI is making in this business is a sign of confidence in their ability to continue to deliver superior value to our customers in the region.”

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 14 manufacturing and converting facilities in 8 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For media inquiries, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

For financial inquiries, please contact:

Dennis Norman

Vice President — Strategy & Corporate Development

(704) 697-5186

normand@pginw.com